UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2026

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2026, Cadrenal Therapeutics, Inc. (the “Company”) entered into a confidential separation agreement and general release (the “Separation Agreement”), dated as of July 9, 2026, with James J. Ferguson III, the Company’s Chief Medical Officer. As previously reported, on July 7, 2026, Dr. Ferguson advised the Board of Directors of the Company of his decision to resign from his position as Chief Medical Officer of the Company, effective July 31, 2026 (the “Separation Date”). The Company continues to conduct a search for Dr. Ferguson’s replacement.

Pursuant to the Separation Agreement, Dr. Ferguson will receive (i) payment of his current salary through the Separation Date; (ii) if Dr. Ferguson chooses to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), payment by the Company of one hundred percent (100%) of his COBRA premiums to continue such coverage (including coverage for his eligible dependents, if applicable) (the “COBRA Premiums”) through the period starting on the Separation Date and ending six (6) months after the Separation Date (the “COBRA Premium Period”), provided, however, that the Company’s provision of the COBRA Premiums shall immediately cease if during the COBRA Premium Period Dr. Ferguson becomes eligible for group health insurance coverage through a new employer or he ceases to be eligible for COBRA continuation coverage for any reason; and (iii) approved, unreimbursed business expenses. Within seven days of Dr. Ferguson’s execution of the Separation Agreement, he may revoke the terms thereof. Therefore, the Separation Agreement shall not be effective or enforceable until the seven-day revocation period (the “Revocation Period”) has expired and the Company’s obligations to make the COBRA Premiums described above will not commence until a second release is executed on the Separation Date and not revoked during the second seven-day revocation period. The Separation Agreement contains a general release of all claims against the Company and its current and former officers, directors, employees, and agents, and a non-disparagement clause relating to the Company or any released party.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Confidential Separation Agreement and General Release, dated as of July 9, 2026, by and between Cadrenal Therapeutics, Inc. and James J. Ferguson III
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2026	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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